                                   DATED 13 April 2011









                                    AEHR TEST SYSTEMS
                                        as Vendor







                                          -and-








                                IPCO INTERNATIONAL LIMITED
                                      as Purchaser








                       ____________________________________________


                               SALE AND PURCHASE AGREEMENT

                       ____________________________________________


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THIS AGREEMENT is made on 13 April 2011 BETWEEN:-

(1) AEHR TEST SYSTEMS, a public company incorporated in California and having its business address at 400 Kato Terrace, Fremont, California 94539, United States of America ("Vendor"); and

(2) IPCO INTERNATIONAL LIMITED (Company Registration Number:
    199202747M), a public company incorporated in Singapore and having its registered address at 24 Pandan Road, Singapore 609275
    ("Purchaser").

(collectively, the "Parties", and individually a "Party").

WHEREAS:-

(A) ESA ELECTRONICS PTE LTD (Company Registration Number:
    199201933H) is a company incorporated in Singapore with its registered office at 11 Kallang Place, #05-10/18, Singapore 339156 ("Company").

(B) The Vendor is the legal and beneficial owner, free from all Encumbrances (defined below), of the Sale Shares (defined below).

(C) The Vendor desires to sell, and the Purchaser desires to purchase, the Sale Shares for the consideration stated, and upon the terms and subject to the conditions contained, in this Agreement.

(D) To fully satisfy the Purchase Price (defined below), the Purchaser proposes to raise capital by way of a private placement exercise via the issue for cash of new shares in the capital of the Purchaser which shall be listed and quoted on the SGX-ST (defined below) and the net proceeds of such Private Placement Exercise shall be at least S$1,400,000 ("Private Placement Exercise"). The Purchaser shall make payment of the Purchase Price fully from the net proceeds of the Private Placement Exercise.

NOW IT IS HEREBY AGREED as follows:-

1.  DEFINITIONS

    In this Agreement, unless there is something in the subject or context inconsistent therewith:-

   (i) the following expressions shall have the following meanings, namely:-

       "Completion Date"              the date falling ten (10) Market
                                      Days after the satisfaction of the
                                      Condition (or such other date as
                                      may be agreed in writing by the
                                      Parties);

       "Condition"                    the Condition referred to in Clause
                                      2(A) below;

       "Dollars" and "S$"             the lawful currency of Singapore;

       "Encumbrance"                  mortgage, assignment of
                                      receivables, debenture, lien,
                                      charge, pledge, adverse claim,
                                      rent-charge, title retention
                                      document, claim, option, pre-emption
                                      rights, right to acquire, security
                                      arrangement, security interest and any
                                      other encumbrance whatsoever;

       "Long-Stop Date"               the date falling three (3) months after
                                      the date of this Agreement;

       "Market Day"                   a day on which SGX-ST is open for
                                      securities trading;


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

       "Private Placement             the Private Placement Exercise
       Exercise"                      referred to in Recital (D) above;

       "Purchase Price"               the Purchase Price referred to in
                                      Clause 4(A) below;

       "Sale Shares"                  150,000 issued and fully paid-up
                                      ordinary shares in the capital of the
                                      Company to be purchased by the
                                      Purchaser from the Vendor
                                      pursuant to this Agreement, being
                                      12.5% of the issued and paid-up
                                      share capital of the Company as at
                                      the date of this Agreement;

       "SGX-ST"                       The Singapore Exchange Securities
                                      Trading Limited;

   (ii) any reference to "Completion" shall mean completion of the sale and purchase of the Sale Shares under this Agreement;

   (iii) references to Recitals and Clauses are to recitals and clauses of this Agreement; and

   (iv) the headings in this Agreement are for convenience only and shall not affect the construction of any provision in this Agreement.

2.  CONDITIONAL AGREEMENT

(A) Completion of this Agreement is conditional upon the successful completion of the Private Placement Exercise and the Purchaser having received net proceeds of at least S$1,400,000 from the Private Placement Exercise (the "Condition").

(B) If the Condition is not fulfilled on or before the Long-Stop Date, this Agreement shall ipso facto cease and all rights and liabilities of the Parties hereunder shall cease and no Party shall have any claim against any other Party save in respect of any antecedent breach of this Agreement.

3.  AGREEMENT TO SELL AND PURCHASE SHARES

    Subject to the terms and conditions of this Agreement, the Vendor shall sell the Sale Shares and the Purchaser shall purchase the Sale Shares, free from all Encumbrances and with all rights now and hereafter attaching thereto on a willing buyer and willing seller basis.

4.  CONSIDERATION AND PAYMENT

(A) Subject to the terms of this Agreement, the aggregate consideration for the purchase of all of the Sale Shares, arrived at on a willing seller willing buyer basis, shall be the cash sum of S$1,700,000 ("Purchase Price").

(B) The Purchaser shall pay the Purchase Price to the Vendor on the Completion Date.

5.  COMPLETION

(A) Subject as hereinafter provided, Completion shall take place at such place as the Vendor and the Purchaser may agree in writing on the Completion Date.

(B) On Completion, the Vendor shall deliver to the Purchaser duly executed sharetransfer(s) infavour of the Purchaser (or as it may direct) accompanied by the relevant share certificate(s) in respect of the Sale Shares.

(C) The Purchaser shall, against compliance with the provision of Clause 5(B), pay the Purchase Price to the Vendor.

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

6.  WARRANTIES

(A) The Vendor hereby warrants and undertakes to and with the Purchaser and its successors in title and assigns (with the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) that:-

   (i) The Vendor is a company duly established and validly existing under the laws of California;

   (ii) All action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents and authorizations) for the Vendor's entry into and performance of this Agreement have been taken, fulfilled and done;

   (iii) The obligations of the Vendor under this Agreement are legal, valid, binding and enforceable in accordance with their respective terms;

   (iv) The Vendor is the legal and beneficial owner of the Sale Shares. The Vendor is and will on Completion be legally and beneficially entitled to transfer the Sale Shares to the Purchaser free from all and any Encumbrances whatsoever;

   (v) The execution, delivery and performance by the Vendor of this Agreement and the Completion of this Agreement do not and will not violate any law to which the Vendor is subject or any of the documents or agreement which the Vendor is party to.

   (vi) The Vendor is not in default under any instrument or contract binding on the Vendor or any of the Vendor's assets which might have a material adverse effect on the Vendor's obligations under this Agreement or under the relevant document;

   (vii) There are no proceedings or claims pending or threatened before any court or tribunal, arbitral or other authority which in any case might have a material adverse effect on the Vendor's business, assets or condition or the Vendor's ability to perform the Vendor's obligations under this Agreement.

    The said warranties and undertakings shall be separate and independent and shall not be limited by anything in this Agreement.

(B) The warranties and undertakings given hereunder or pursuant hereto shall not in any respect be extinguished or affected by Completion and the benefits thereof may be assigned in whole or in part by the Purchaser.

7.  TIME OF ESSENCE

    Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Vendor and the Purchaser but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid, time shall be of the essence.

8.  UNDERTAKING

    The Vendor hereby undertakes that the Vendor shall from time to time on request by the Purchaser promptly do or procure the doing of all such acts and/or promptly execute or procure the execution of all such documents as the Purchaser may consider necessary for giving full effect to this Agreement, including, without limitation, the execution of such confirmations and/or declarations, and/or the disclosure of such information, as may be required by law or regulatory authorities.


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


9.  RELEASE AND INDULGENCE

    Any liability of any of the Parties under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by the other Party in its absolute discretion in writing without in any way prejudicing or affecting any of its other rights against that Party.

10. ANNOUNCEMENTS

    The Vendor shall not make any announcements relating to the transactions to which this Agreement relates without the prior written consent of the Purchaser, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Vendor may disclose certain information relating to this Agreement if required to do so by law or any other regulatory or administrative body, including, without limitation, public disclosures made or press releases issued (i) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, or (ii) pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc.

11. NOTICES

    All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by fax addressed to the intended recipient thereof at its address or fax number as any Party may from time to time notify the other Party.

12. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

    The Contracts (Rights of Third Parties) Act Cap 53B shall not under any circumstances apply to this Agreement and any person who is not a party to this Agreement (whether or not such person shall be named, referred to, or otherwise identified, or shall form part of a class of persons so named, referred to, or identified, in this Agreement) shall have no right whatsoever under the Contracts (Rights of Third Parties) Act to enforce this Agreement or any of its terms.

13. COSTS

    The Vendor shall bear the Vendor's own legal and other costs and expenses in connection with this Agreement and the sale of the Sale Shares. The Purchaser shall bear the Purchaser's own legal and other costs and expenses (including stamp duty) in connection with this Agreement and the purchase of the Sale Shares.

14. COUNTERPARTS

    This Agreement may be signed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed shall be deemed to constitute an original, but all counterparts shall together constitute one and the same document.

15. GOVERNING LAW AND JURISDICTION

    This Agreement shall be governed by and construed in accordance with Singapore law. Each Party hereby irrevocably agrees to submit to the non-exclusive jurisdiction of the courts of Singapore.
                                 ____________________



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IN WITNESS WHEREOF this Agreement has been executed on the date stated at the beginning.


The Vendor

SIGNED by			)
RHEA J. POSEDEL		        )      /s/ RHEA J. POSEDEL
for and on behalf of		)
AEHR TEST SYSTEMS		)
in the presence of :-		)      /s/ GARY L. LARSON














The Purchaser

SIGNED by		     )
QUAH SU-LING	             )      /s/ QUAH SU-LING    IPCO INTERNATIONAL
for and on behalf of	     )                          LIMITED Corporate
IPCO INTERNATIONAL LIMITED   )                             Seal Affixed
in the presence of :-	     )












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